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                                                                   EXHIBIT 23(f)



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-1, filed by American Exploration Company ("American") under the Securities Act of 1933, of information contained in our reserve report dated October 4, 1996, relating to the oil and gas reserves and revenue, as of June 30, 1996, of certain properties owned by American, which reserve report is incorporated by reference in this Registration Statement, and
(ii) all references to such report and/or to this firm under the heading "Prospectus Summary -- Summary Reserve Data", "Business -- Reserves" and "Experts" incorporated by reference in this Registration Statement, and further consent to us being named as an expert therein.



                                            WILLIAM COBB & ASSOCIATES, INC.



                                            By: /s/  FRANK J. MAREK
                                                -------------------------------


                                                Frank J. Marek, P.E.


                                                Vice President



Dallas, Texas


October 31, 1996